UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Meru Networks, Inc.

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This proxy statement supplement, dated May 7, 2013 (this “Supplement”), supplements the proxy statement dated April 17, 2013 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by the board of directors (the “Board”) of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Meru Networks, Inc., a Delaware corporation (the “Company”), to be held at 894 Ross Drive, Sunnyvale, California, on May 21, 2013 at 9:00 a.m. Pacific Time.

The purpose of this supplement is to provide updated information relating to the audit committee of the Board. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

COMPOSITION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee is comprised of Mr. Barry Newman, who is the chair of the committee, and Messrs. Stanley Meresman and Charles Kissner. Mr. Meresman will not be standing for re-election to our Board in 2013. To fill the vacancy on the audit committee created by Mr. Meresman’s departure, Mr. Nicholas Mitsakos will be appointed as a member of the audit committee as of the date of the Annual Meeting, assuming Mr. Mitsakos is re-elected to the Board at the Annual Meeting.

Nicholas Mitsakos is a co-founder of the Company, and has served as one of our directors since January 2002. Since 1989, Mr. Mitsakos has served as the Chairman and CEO of Arcadia Holdings, Inc., an investment firm focused on private equity and venture capital. He has also served as a senior advisor to Sardis Capital, a London-based merchant bank since 2003, and to Franklin Templeton China, in Shanghai, China, since 2001, and Templeton International, since 1996. He holds B.S. degrees in Computer Science and Microbiology from the University of Southern California and an M.B.A. from Harvard University. He taught at UCLA’s Anderson School of Business from 1992 to 1998, and is also on the board of UCLA’s Center for Cerebral Palsy at the UCLA Medical School.

The Board has determined that Mr. Mitsakos is independent as determined under the rules of The NASDAQ Stock Market and the applicable SEC rules. Following the appointment of Mr. Mitsakos to our audit committee, the composition of our audit committee will continue to comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market and SEC rules and regulations.